Exhibit 31.4

CERTIFICATION

I, Egidio Nascimento, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K/A for the year ended December 31, 2016 of VBI Vaccines Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 15, 2017

/s/ Egidio Nascimento.
Egidio Nascimento
Chief Financial Officer (Principal Financial Officer)